Arthur Andersen

Consent of Independent Public Accountants

To the Shareholders and Trustees of
Pioneer Variable Contracts Trust

     As independent public accountants, we hereby consent to the use of our reports on Pioneer Variable Contracts Trust dated February 4, 2000 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 15 and Amendment No. 16 to Registration Statement File Nos. 33-84546 and 811-8786, respectively.

                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
July 5, 2000